Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in:

Registration Statement No. 333-202442 on Form S-8 dated March 2, 2015 pertaining to the registration of 1,750,000 shares under the Company’s 2014 Long-Term Incentive Compensation Plan;

Registration Statement No. 333-182428 on Form S-3 dated June 29, 2012 pertaining to the shelf registration of $8,000,000 2.65% Five-Year Debentures, $6,000,000 3.50% Ten-Year Debentures and $6,000,000 4.50% Fifteen-Year Debentures; and

Registration Statement No. 333-169826 on Form S-3 dated October 07, 2010 pertaining to the registration of $12,000,000 4.25% Ten-Year Debentures and $18,000,000 3.00% Five-Year Debentures

of our reports dated February 26, 2018, relating to the consolidated financial statements and financial statement schedule of The Andersons, Inc. and subsidiaries and the effectiveness of The Andersons, Inc. and subsidiaries’ internal control over financial reporting, appearing in this Annual Report on Form 10-K of The Andersons, Inc. for the year ended December 31, 2017.

/s/ Deloitte & Touche LLP
Cleveland, Ohio
February 26, 2018